UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) December 12, 2008
Capital Senior Living Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-13445	75-2678809

(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas Texas	75254

(Address of Principal Executive Offices)	(Zip Code)
(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 16, 2008, Capital Senior Living Corporation (the “Company”) issued a press release announcing the resignation of James A. Stroud as the Chairman of the Company, effective December 31, 2008. The Company does not intend to fill the office held by Mr. Stroud. Mr. Stroud will continue to serve as the Chairman of the Board of Directors of the Company.
     In connection with his resignation, Mr. Stroud and the Company entered into a severance agreement dated December 12, 2008 (the “Severance Agreement”), pursuant to which Mr. Stroud will be entitled to receive (i) a cash payment in the amount of $500,000, for which Mr. Stroud intends to use the after-tax amount from $250,000 of this $500,000 for the purpose of rewarding certain nonexecutive employees of the Company for the their years of service to the Company, (ii) the amount of any bonus earned by Mr. Stroud under existing arrangements with the Company for the 2008 fiscal year, and (iii) reimbursement of Mr. Stroud’s reasonable attorneys’ fees incurred in connection with the Severance Agreement. Additionally, for so long as Mr. Stroud is a member of the Board of Directors (and for thirty (30) days after termination of his service as a director), the Company will maintain Mr. Stroud’s existing executive office, provide administrative support and reimburse Mr. Stroud’s reasonable and necessary business expenses incurred in representing the Company at the National Investment Center and American Senior Housing Association meetings. Under the Severance Agreement, the Company will also, for a period of eighteen (18) months, either (i) continue to provide Mr. Stroud with health care benefits, as generally provided to the Company’s senior executive officers, or (ii) pay Mr. Stroud’s premiums under the Consolidated Omnibus Budget Reconciliation Act. Additionally, the Severance Agreement grants certain registration rights to Mr. Stroud and the Company agrees to indemnify Mr. Stroud for certain liabilities in connection with his service as an officer of the Company. A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. This summary of the Severance Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.
Item 8.01 Other Events
     On December 16, 2008, the Company issued a press release also announcing that it plans to suspend further development activities following the opening of the two remaining communities under development in the first half of 2009. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit No. 99.1. This information being furnished under this Item 8.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The press release contains, and may implicate, forward-looking statements regarding the Company and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. For additional information about risks and uncertainties that could adversely affect the Company’s forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008.
Item 9.01 Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
10.1	Severance Agreement, dated December 12, 2008, by and among Capital Senior Living Corporation and James A. Stroud.

99.1	Press Release dated December 16, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2008	Capital Senior Living Corporation
	By:	/s/ David R. Brickman
		Name:	David R. Brickman
		Title:	Vice President and General Counsel

EXHIBIT INDEX
     The following exhibits to this current report on Form 8-K are being filed pursuant to Item 7.01:
10.1	Severance Agreement, dated December 12, 2008, by and among Capital Senior Living Corporation and James A. Stroud.

99.1	Press Release dated December 16, 2008.

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